                                                                   Exhibit 10.24




                                   AGREEMENT

         THIS AGREEMENT is made and entered into by and between Aaron Tsai ("Mr. Tsai") and BioDelivery Sciences International, Inc. ("BDSI") as of this 17th day of April, 2002.

                               W IT N E S S E T H:

         WHEREAS, Mr. Tsai is the owner of Option No. NQ-00019 which entitled him to purchase 100,000 shares of BDSI common stock, before the planned 1-for-4.370 reverse stock split, (the "Tsai Option"); and

         WHEREAS, Mr. Tsai is the President and principal stockholder of MAS Capital Inc.; and

         WHEREAS, by agreement dated March 29, 2002 by and between MAS Capital Inc. and Hopkins Capital Group II, LLC, Option No. NQ-00019 was mistakenly referenced as being owned by and granted to MAS Capital Inc.; and

         WHEREAS, Mr. Tsai is desirous of surrendering and canceling Option Number NQ-00019 to BDSI and authorizing BDSI to cancel said option.

         NOW, THEREFORE, for good and valuable consideration in hand received, including the mutual covenants and promises of the parties set forth herein, and the consideration to be delivered hereunder, the parties mutually agree as follows:

         1. Mr. Tsai hereby surrenders to BDSI Option No. NQ-00019 and authorizes BDSI to cancel Option NQ-00019. As a result of said surrender and subsequent cancellation, Mr. Tsai will have no right or entitlement under Option No. NQ-00019 or otherwise to acquire any securities of BDSI.

         2. Upon execution of this Agreement, Mr. Tsai shall deliver the Surrender of Option in the form of Exhibit "A" to BDSI.

         3. Mr. Tsai represents and warrants to BDSI that it has the right and authority to: (i) surrender for cancellation Option No. NQ-00019 without the consent or approval of any party; (ii) he is the sole and complete owner of Option No. NQ-00019, subject to no prior assignment, sale, pledge or hypothecation prior to the date hereof; (iii) reference in the Agreement by and between MAS Capital Inc. and Hopkins Capital Group II, LLC dated March 29, 2002 that Option No. NQ-00019 was granted to and owned by MAS Capital Inc. was in error and MAS Capital Inc. has no right, title or interest in or to Option No. NQ-00019, (iv) following the delivery of Exhibit "A" hereunder, Mr. Tsai shall have no option or other right to acquire any shares of BDSI; and (v) Mr. Tsai shall has no right to receive any consideration in any form or nature from BDSI.

         4. This Agreement constitutes the entire understanding of the parties and shall not be amended or otherwise altered except in writing, executed by the parties hereto.
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         5. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties set their hand and seal on the day and year first above written.

         /s/ Aaron Tsai                      BioDelivery Sciences International,
-----------------------------------          Inc.
Aaron Tsai

                                             By:   /s/ Francis E. O'Donnell
                                                --------------------------------
                                                 Francis E. O'Donnell, President
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                                  EXHIBIT "A"
                               SURRENDER OF OPTION


         For value received, Mr. Tsai hereby surrenders, sells, assigns and transfers unto BioDelivery Sciences International, Inc., Option No. NQ-00019, a copy of which is attached, to purchase 100,000 shares (before adjustment for the 1-for-4.370 reverse stock split) of common stock of BioDelivery Sciences International, Inc. By such surrender, sale, assignment and transfer, Mr. Tsai expressly relinquishes any and all rights, title and interest in and to Option No. NQ-00019 and the right to acquire shares of common stock of BioDelivery Sciences International, Inc. as set forth therein and irrevocably authorizes BioDelivery Sciences International, Inc. and canceling Option No. NQ-00019.
Dated:            3-29              , 2002
         ---------------------------

                                        /s/  Aaron Tsai
                                        ----------------
                                             Aaron Tsai

STATE OF  California
COUNTY OF Los Angeles

         Acknowledged and subscribed before me on MARCH 29TH, 2002 by Aaron Tsai, who is personally known to me or who has produced DRIVERS LICENSE as identification.

                                              /s/ Andrea Maihe
                                              -----------------
                                                  Notary Public

         [NOTARY SEAL]
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